UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2006

K-Fed Bancorp

(Exact name of registrant as specified in its charter)

Federal	000-50592	20-0411486
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA		91724
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 339-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 27, 2006, K-Fed Bancorp issued a press release disclosing its earnings for the three and six months ended December 31, 2005 and the comparison to June 2005.

A copy of the press release is included as Exhibit 99.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED: None

(B) PRO FORMA FINANCIAL INFORMATION: None

(C) SHELL COMPANY TRANSACTIONS: None

(C) EXHIBITS:

Exhibit 99.1- Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: January 27, 2006	By: /s/ Kay M. Hoveland

Kay M. Hoveland

President and Chief Executive Officer

EXHIBIT 99.1

PRESS RELEASE

K-FED BANCORP	1.626.339.9663
1359 N. Grand Avenue	www.K-Fed.com

Covina, California 91722-5107

FOR IMMEDIATE RELEASE

For Additional Information Contact:

Dan Cano (626) 339-9663

d.cano@kaiserfederal.net

K-FED BANCORP ANNOUNCES SECOND QUARTER 2006 EARNINGS

Covina, California –January 27, 2006 - K-Fed Bancorp (NASDAQ: KFED), the holding company for Kaiser Federal Bank announced net income for the three months ended December 31, 2005 was $1.3 million, or $0.10 per diluted common share, an increase of $209,000, or 18.8%, compared to net income of $1.1 million, or $0.08 per diluted common share for the three months ended December 31, 2004. Net income was $2.4 million, or $0.17 per diluted common share for both the six months ended December 31, 2005 and six months ended December 31, 2004.

“While total assets reached $747.6 million at December 31, 2005, our earnings growth continues to be negatively impacted by further compression in our net interest margin as a result of the flattening yield curve,” commented Kay Hoveland, President and CEO. “We are focusing on the expansion of new financial service centers and the deployment of additional ATMs to enhance our core deposit base. We plan to open financial service centers in Bellflower and Harbor City during March 2006 with additional financial service centers located in Los Angeles and Riverside to follow. The expansion and growth of our core deposit base will enable us to better manage our net interest margin while generating additional deposit fee income for the Bank.”

Interest income increased by $2.1 million or 30.3%, to $9.0 million for the three months ended December 31, 2005 from $6.9 million for the three months ended December 31, 2004. The primary factor for the increase in interest income was an increase in the average loans receivable balance of $122.2 million, or 24.7%, from $495.6 million for the three months ended December 31, 2004 to $617.8 million for the three months ended December 31, 2005. The increase was primarily due to whole loan purchases of one-to-four family residential real estate loans. Interest income was also positively impacted by a 34 basis point increase in the average yield on loans receivable, from 5.01% for the three months ended December 31, 2004 to 5.35% for the three months ended December 31, 2005, resulting from the impact of adding higher-yielding loans to our portfolio, commensurate with increases in general market rates.

Interest expense increased $1.8 million, or 70.9%, for the three months ended December 31, 2005 to $4.4 million as compared to $2.6 million for the three months ended December 31, 2004. The increase is primarily attributable to an increase in average deposits and FHLB advances, combined with higher interest rates. The average interest rates on interest-bearing liabilities increased 80 basis points to 2.99% for the three months ended December 31, 2005 from 2.19% for the three months ended December 31, 2004. Average interest-bearing liabilities increased $119.1 million or 25.2% to $591.6 million for the three months ended December 31, 2005 from $472.5 million for the three months ended December 31, 2004.

Our noninterest income increased $356,000, or 59.8%, to $951,000 for the three months ended December 31, 2005 from $595,000 for the three months ended December 31, 2004. The increase is primarily the result of a $208,000 decrease in the loss on our equity investment in a California Affordable Housing Program tax credit fund, and income totaling $107,000 from bank-owned life insurance purchased in April 2005.

Our noninterest expense increased $153,000, or 4.9% to $3.3 million for the three months ended December 31, 2005 from $3.1 million for the three months ended December 31, 2004. The increase was primarily due to an $87,000 increase in salaries and benefits and a $56,000 increase in occupancy and equipment expense.

Salaries and benefits represented 55.5% of total noninterest expense for the three months ended December 31, 2005 compared to 55.4% for the three months ended December 31, 2004. Total salaries and benefits increased $87,000, or 5.1%, to $1.8 million for the three months ended December 31, 2005 from $1.7 million for the three months ended December 31, 2004. The increase was primarily due to an increase of $57,000 in stock award expense and $92,000 in stock option expense related to the establishment of these plans in November 2004 partially offset by a reduction in fair market value costs related to our employee stock ownership plan and reductions in compensation costs as a result of fewer full-time equivalent employees.

Occupancy and equipment expense increased $56,000, or 15.3% to $422,000 for the three months ended December 31, 2005 from $366,000 for the three months ended December 31, 2004. The increase was primarily due to costs associated with the current relocation of our Pasadena Branch in addition to increased equipment maintenance expense.

Total assets increased by $107.7 million, or 16.8%, to $747.6 million at December 31, 2005 from $639.9 million at June 30, 2005. The increase primarily reflects growth in our net loan portfolio of $105.2 million to $642.8 million from $537.6 million. To fund the increase in assets, advances from the Federal Home Loan Bank increased $109.1 million to $179.9 million at December 31, 2005 from $70.8 million at June 30, 2005.

Equity increased $1.6 million to $92.4 million at December 31, 2005 from $90.8 million at June 30, 2005 primarily as a result of $2.4 million in income earned for the six months ended December 31, 2005 in addition to the allocation of ESOP shares, stock awards, and stock options earned during the quarter totaling $699,000. This increase was partially offset by the repurchase of 55,000 of our outstanding common shares at an average price of $12.51 and a total cost of $691,000 and the payment of $649,000 in cash dividends to shareholders of record, excluding shares held by K-Fed Mutual Holding Company, or $0.13 per share for the six months ended December 31, 2005. Shares remaining under the Company’s stock repurchase program totaled 165,129 as of January 26, 2006.

K-Fed Bancorp’s sole subsidiary is Kaiser Federal Bank which was originally chartered in 1953 as a federal credit union, converted to a federally chartered mutual savings association in 1999 and reorganized into a federally chartered mutual holding company form of organization in 2003. The bank operates 3 full service offices and 2 financial service centers in southern and northern California, as well as a network of 35 ATMS which provide retail and commercial banking services to individuals and business customers throughout California.

For additional information visit WWW.K-FED.COM or WWW.KAISERFEDERAL.COM

FORWARD-LOOKING STATEMENTS:

STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. THE COMPANY INTENDS SUCH FORWARD-LOOKING STATEMENTS TO BE COVERED BY THE SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND IS INCLUDING THIS STATEMENT FOR PURPOSES OF INVOKING THESE SAFE HARBOR PROVISIONS. THE COMPANY’S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS AND FUTURE PROSPECTS OF THE COMPANY AND KAISER FEDERAL BANK INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN INTEREST RATES, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE/REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE U.S. GOVERNMENT, INCLUDING THE U.S. TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY OR COMPOSITION OF THE COMPANY’S LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY’S MARKET AREA, THE POSSIBLE SHORT-TERM DILUTIVE EFFECT OF POTENTIAL ACQUISITIONS AND ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS.

K-FED BANCORP AND SUBSIDIARY

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except share data)

	December 31 2005	June 30 2005
ASSETS
Cash and due from banks	$10,267	$6,990
Federal funds sold	7,915	10,325
Total cash and cash equivalents	18,182	17,315
Interest bearing deposits in other financial institutions	9,010	9,010
Securities available-for-sale	17,513	18,848
Securities held-to-maturity, fair value of $26,934 and $30,688 at December 31, 2005 and June 30, 2005, respectively	27,424	30,834
Federal Home Loan Bank stock, at cost	8,531	4,027
Loans receivable	644,937	539,025
Deferred net loan origination fees	(4)	(32)
Net premium on purchased loans	441	982
Allowance for loan losses	(2,542)	(2,408)
Loans receivable, net	642,832	537,567
Accrued interest receivable	2,845	2,310
Premises and equipment, net	1,554	1,491
Core deposit intangible	507	568
Goodwill	3,950	3,950
Bank-owned life insurance	10,303	10,089
Other assets	4,936	3,873
Total assets	$747,587	$639,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing	$46,722	$43,744
Interest bearing	424,835	432,048
Total deposits	471,557	475,792
Federal Home Loan Bank advances, short-term	10,000	11,000
Federal Home Loan Bank advances, long-term	169,869	59,777
Accrued expenses and other liabilities	3,741	2,553
Total liabilities	655,167	549,122
Commitments and contingent liabilities
Stockholders’ equity
Nonredeemable serial preferred stock, $.01 par value; 2,000,000 shares authorized; issued and outstanding – none
Common stock, $.01 par value; 18,000,000 authorized; December 31, 2005 - 14,711,800 shares issued. June 30, 2005 – 14,711,800 shares issued.	147	147
Additional paid-in capital	57,781	57,541
Retained earnings	44,416	42,689
Accumulated other comprehensive loss, net of tax	(243)	(168)
Unearned employee stock ownership plan shares	(3,753)	(3,981)
Unearned employee stock awards	(1,784)	(2,015)
Treasury stock, at cost (December 31, 2005 – 333,470 shares; June 30, 2005 – 278,470 shares)	(4,144)	(3,453)
Total stockholders’ equity	92,420	90,760
Total liabilities and stockholders’ equity	$747,587	$639,882

K-FED BANCORP AND SUBSIDIARY

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31		Six Months Ended December 31
	2005	2004	2005	2004
Interest Income
Interest and fees on loans	$8,266	$6,204	$15,296	$12,430
Interest on securities, taxable	401	486	827	1,006
Federal Home Loan Bank dividends	47	39	88	75
Other interest	299	188	488	229
Total interest income	9,013	6,917	16,699	13,740
Interest Expense
Interest on Federal Home Loan Bank advances	1,644	462	2,315	975
Interest on deposits	2,785	2,129	5,430	4,054
Total interest expense	4,429	2,591	7,745	5,029
Net interest income	4,584	4,326	8,954	8,711
Provision for loan losses	195	32	360	152
Net interest income after provision for loan losses	4,389	4,294	8,594	8,559
Noninterest income
Service charges and fees	481	478	954	942
ATM fees and charges	363	328	737	650
Referral commissions	61	53	115	107
Loss on equity investment	(71)	(279)	(342)	(362)
Bank-owned life insurance	107		214
Other noninterest income	10	15	17	27
Total noninterest income	951	595	1,695	1,364
Noninterest expense
Salaries and benefits	1,804	1,717	3,586	3,288
Occupancy and equipment	422	366	814	682
ATM expense	282	257	580	514
Advertising and promotional	101	104	204	212
Professional services	152	204	381	464
Postage	76	65	141	126
Telephone	90	79	176	153
Other operating expense	324	306	676	585
Total noninterest expense	3,251	3,098	6,558	6,024
Income before income tax expense	2,089	1,791	3,731	3,899
Income tax expense	767	678	1,355	1,480
Net income	$1,322	$1,113	$2,376	$2,419
Comprehensive Income	$1,303	$1,063	$2,301	$2,491
Earnings per common share:
Basic	$0.10	$0.08	$0.17	$0.17
Diluted	$0.10	$0.08	$0.17	$0.17